Exhibit 10.4
IRREVOCABLE INSTRUCTIONS TO TRANSFER AGENT

Date:  August 10, 2010

Island Stock Transfer
Attn: Robert Thompson or Olessia Kritskaia
100 2nd Avenue, South, Suite 705 S
St. Petersburg, Florida 33701

Re:           Instruction to Transfer Shares

Ladies and Gentlemen:

Reference is made to that certain Convertible Promissory Note dated as of August 6, 2010 (the “Initial Note”), made by Helix Wind, Corp., a Nevada corporation (the “Maker”), pursuant to which the Maker agreed to pay to St. George Investments, LLC, an Illinois limited liability company, its successors and/or assigns (the “Holder”), the sum of Seventy Two Thousand Five Hundred and 00/100 Dollars ($72,500.00).  The Initial Note was issued pursuant to that certain Note Purchase Agreement dated as of the date of the Initial Note by and between Maker and the Holder (the “Purchase Agreement”).  Pursuant to the terms and conditions of the Purchase Agreement, the Holder may purchase up to nine (9) additional Convertible Promissory Notes from the Maker, pursuant to which the Maker will agree to pay the Holder the sum of Sixty-Five Thousand and 00/100 Dollars ($65,000.00) in each instance (collectively, the “Additional Notes”).  The Initial Note, together with each of the Additional Notes, shall be referred to individually as a “Note” and collectively as the “Notes.”  Pursuant to the terms of the Notes, at the option of the Holder, the Notes may be converted into shares of the common stock, par value $0.0001 per share, of the Maker (the “Common Stock”) (the shares of Common Stock issuable upon conversion, the “Shares”).

This irrevocable letter of instructions shall serve as the authorization and direction of the Maker (also referred to herein as the “Undersigned”) to Island Capital Management, LLC, d.b.a. Island Stock Transfer, (“you” or “your” or “Island Stock Transfer”) (provided that you are the transfer agent of the Maker at such time) to issue shares of Common Stock to the Holder, upon the order of the Holder, (i) upon conversion of any of the Notes, or (ii) following occurrence of an Event of Default or a Trigger Event (each as defined in the relevant Note) under any of the Notes, as follows:

1.           You shall issue the Shares free of any restrictive legend to or at the direction of the Maker upon conversion of all or a portion of a Note, upon delivery to you of (a) a properly completed and duly executed Notice of Conversion (the “Notice of Conversion”) in the form attached hereto as Exhibit A, and (b) a legal opinion as to the free transferability of the Shares from counsel, dated within 90 days from the date of conversion, to either the Holder or the Maker; provided, however, that in the event the legal opinion is not provided as described above, you will issue the Shares subject to the a restrictive legend.

2.           In the case of a request for shares of Common Stock pursuant to Paragraph 1 above, you shall, within three (3) Trading Days (as defined below) thereafter, (a) issue and deliver to the Holder, via a common carrier for overnight delivery, to the address as specified in the Notice of Conversion a certificate or certificates, registered in the name of the Holder or its designees, for such number of shares of Common Stock as may be requested by the Holder to be transferred as set forth in the Notice of Conversion, up to the number of shares evidenced by the Certificates, or (b) provided that you are participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program (“FAST”), and the issuer has been made FAST eligible, upon the request of the Holder, credit such aggregate number of shares of the Common Stock to the Holder’s or its designees’ balance account with DTC through the Deposit Withdrawal at Custodian (“DWAC”) system, provided the Holder causes its bank or broker to initiate the DWAC transaction.  For purposes hereof, “Trading Day” shall mean any day on which the New York Stock Exchange is open for customary trading.  The Maker and Holder understand that Island Stock Transfer shall not be required to perform any issuances or transfers or shares if (a) the Maker or Holder violate, or be in violation of, any terms of the Transfer Agent Agreement, (b) such an issuance or transfer of shares be in violation of any state or federal securities laws or regulations, or (c) the issuances or transfer of shares be prohibited or stopped as required or directed by a court order.

3.           You understand that a delay in the delivery of certificates or the crediting of shares of Common Stock hereunder, as the case may be, could result in economic loss to the Holder and that time is of the essence in your processing of a Notice of Conversion.

4.           By executing this letter in the space set forth at the bottom hereof you agree on behalf of Island Stock Transfer that, to the extent the applicable shares of Common Stock being issued will be certificated the certificates representing the Shares to be issued pursuant to Paragraph 1 above, if the date on which the Notice of Conversion is submitted to you is (a) more than twelve (12) months following the date of issuance of the applicable Note, or (b) more than six (6) months following the date of issuance of the applicable Note and the Maker is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (i) shall be in the name of the Holder; (ii) shall not bear any legend restricting transfer and should not be subject to any stop-transfer restrictions, and shall otherwise be freely transferable on the books and records of the Maker, pursuant to the opinion of counsel to the Maker or the opinion of counsel to the Holder; (iii) you will accept such opinion of counsel provided that it opines that the certificates may be issued without restrictive legend in accordance with the applicable securities laws of the United States; and (iv) the Maker and Holder understands that Island Stock Transfer shall not be required to perform any issuances or transfers or shares if (a) the Maker or Holder violate, or be in violation of, any terms of the Transfer Agent Agreement, (b) such an issuance or transfer of shares be in violation of any state or federal securities laws or regulations, or (c) the issuances or transfer of shares be prohibited or stopped as required or directed by a court order.

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5.           You shall rely exclusively on the Notice of Conversion and shall have no liability for relying on such instructions.  Any Notice of Conversion delivered hereunder shall constitute an irrevocable instruction to you to process such notice or notices in accordance with the terms thereof.  Such notice or notices may be transmitted to you by fax or any commercially reasonable method.

6.           The Undersigned hereby confirms to you and to the Holder that no instruction other than as contemplated herein will be given to you by the Undersigned with respect to the matters referenced herein.  The Undersigned hereby authorizes you, and you shall be obligated, to disregard any contrary instruction received by or on behalf of the Undersigned or any other person purporting to represent the Maker.

7.           The Undersigned hereby agrees to notify the Holder in the event of any replacement of Island Stock Transfer as the Maker’s transfer agent and that no such replacement shall be effective without the agreement of such successor transfer agent to be bound by the provisions of this letter.

8.           The Undersigned acknowledges that the Holder is relying on the representations and covenants made by the Undersigned in this irrevocable letter of instructions and that the representations and covenants contained in this letter constitute a material inducement to the Holder to make the any loans evidenced by the Notes.  The Undersigned further acknowledges that without such representations and covenants of the Undersigned made in this letter, the Holder would not have made any of the loans to the Maker evidenced by the Notes.

9.           The parties hereto specifically acknowledge and agree that in the event of a breach or threatened breach by a party hereto of any provision hereof, the Holder will be irreparably damaged, and that damages at law would be an inadequate remedy if this irrevocable letter of instructions were not specifically enforced.  Therefore, in the event of a breach or threatened breach by a party hereto, the Holder shall be entitled, in addition to all other rights or remedies, to an injunction restraining such breach, without being required to show any actual damage or to post any bond or other security, and/or to a decree for a specific performance of the provisions of this letter.

10.           By signing below, each individual executing this letter on behalf of an entity represents and warrants that he or she has authority to so execute this letter on behalf of such entity and thereby bind such entity to the terms and conditions hereof.

11.           The Maker and Holder agree to indemnify you and your officers, directors, principals, partners, agents and representatives, and hold each of them harmless from and against any and all loss, liability, damage, claim or expense (including the reasonable fees and disbursements of its attorneys) incurred by or asserted against you or any of them arising out of or in connection the  instructions set forth herein, the performance of your duties hereunder and otherwise in respect hereof, including the costs and expenses of defending yourself or themselves against any claim or liability hereunder, except that the Company or the Holder shall not be liable hereunder as to matters in respect of which it is determined that you have acted with gross negligence or in bad faith. You shall have no liability to the Company or the Holder in respect to any action taken or any failure to act in respect of this if such action was taken or omitted to be taken in good faith, and you shall be entitled to rely in this regard on the advice of counsel.

[SIGNATURE PAGE FOLLOWS]

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Very truly yours, HELIX WIND, CORP. By: /s/ Scott Weinbrandt Name: Scott Weinbrandt Title: Chief Executive Officer

ACKNOWLEDGED AND AGREED:

ISLAND STOCK TRANSFER, a division of
ISLAND CAPITAL MANAGEMENT, LLC

/s/ David Lopez
By: David Lopez
Title: CCO

Attachments:

Exhibit A – Form of Notice of Conversion

Signature Page to Irrevocable Instructions to Transfer Agent Letter

EXHIBIT A

FORM OF NOTICE OF CONVERSION